EXHIBIT 4.7

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                        1,500,000 SHARES OF COMMON STOCK
                                       AND
              1,500,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS*

             (TO BE SOLD INITIALLY AS UNITS, EACH UNIT CONSISTING OF
                          ONE SHARE OF COMMON STOCK AND
                  ONE REDEEMABLE COMMON STOCK PURCHASE WARRANT)

                         GALACTICOMM TECHNOLOGIES, INC.

                                  ------------


                          AGREEMENT AMONG UNDERWRITERS

                                    INCLUDING

                             UNDERWRITING AGREEMENT

                                       AND

                           SELECTED DEALERS AGREEMENT

                                  ------------


                         SECURITY CAPITAL TRADING, INC.
                       FIRST EQUITY CORPORATION OF FLORIDA

_____________, 1998

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*        Plus options to purchase a maximum of 225,000 additional shares of
         Common Stock and/or 225,000 additional Redeemable Common Stock Purchase Warrants, solely to cover over-allotments.

                        1,500,000 SHARES OF COMMON STOCK
                                       AND
              1,500,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS*

             (to be sold initially as units, each unit consisting of
                          one share of Common Stock and
                  one Redeemable Common Stock Purchase Warrant)

                         GALACTICOMM TECHNOLOGIES, INC.

                          AGREEMENT AMONG UNDERWRITERS

                                                              [_________], 1998

SECURITY CAPITAL TRADING, INC.
520 Madison Avenue, 10th Floor
New York, New York 10022

FIRST EQUITY CORPORATION OF FLORIDA
444 Brickell Avenue
Suite P6
Miami, Florida  33131

As Representatives of the several
  Underwriters named in Schedule 1
  to Exhibit A annexed hereto

Dear Sirs:

         We understand that Galacticomm Technologies, Inc., a Florida corporation (the "Company"), desires to enter into an agreement, substantially in the form of Exhibit A hereto (the "Underwriting Agreement"). The Underwriting Agreement provides for the sale by the Company to you and the other prospective Underwriters named in Schedule I to the Underwriting Agreement, severally and not jointly, of an aggregate of (i) One Million Five Hundred Thousand (1,500,000) shares (sometimes collectively referred to herein as the "Firm Shares"), of the Company's authorized but unissued common stock (each a "Share"), par value $.0001 per share (the "Common Stock") and (ii) One Million Five Hundred Thousand (1,500,000) (sometimes collectively referred to herein as the

--------
* Plus options to purchase a maximum of 225,000 additional shares of Common Stock and/or 225,000 additional Redeemable Common Stock Purchase Warrants, solely to cover over-allotments.


                                     -1AAU-

"Firm Warrants") Redeemable Common Stock Purchase Warrants (the "Warrants"), each Warrant entitling the holder thereof to purchase one (1) share of Common Stock. In addition, pursuant to the Underwriting Agreement, the Company will grant to the Underwriters options to purchase up to an additional Two Hundred Twenty Five Thousand (225,000) Shares (such Shares, "Option Shares") and/or an additional Two Hundred Twenty Five Thousand (225,000) Warrants (such Warrants, "Option Warrants") for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares and the Firm Warrants. The Firm Shares and the Firm Warrants are sometimes collectively referred to herein as the "Firm Securities"; the Option Shares ad the Option Warrants are sometimes collectively referred to herein as the "Option Securities." The Firm Securities and the Option Securities are hereinafter sometimes collectively referred to as the "Securities."

         We understand that changes may be made in those who are to be Underwriters and in the respective number of Securities to be purchased by them, but that the number of Securities to be purchased by us as set forth in Schedule I to the Underwriting Agreement will not be changed without our consent except as provided herein or in the Underwriting Agreement. The parties on whose behalf you execute the Underwriting Agreement are herein called the "Underwriters."

         We desire to confirm the agreement among you, the undersigned and the other Underwriters with respect to the purchase of the Securities by the Underwriters, severally and not jointly, from the Company. The aggregate number of Securities which any Underwriter will be obligated to purchase from the Company pursuant to the terms of the Underwriting Agreement is herein called the "Underwriting Obligation" of that Underwriter. The Securities are being sold initially as a unit, each unit consisting of one Share and one Warrant, and will be detachable and separately transferable immediately following the completion of the offering. Accordingly, the Underwriting Obligation of each Underwriter will be for the purchase of an equal number of Shares and Warrants.

         1. AUTHORITY AND COMPENSATION OF REPRESENTATIVES. We hereby authorize you, as our representatives (the "Representatives") and on our behalf, (a) to enter into the Underwriting Agreement with the Company, with such changes therein as in your judgment will not be materially adverse to the Underwriters, and to determine the initial public offering price per Share and per Warrant and the Underwriters' gross spread for the Shares and the Warrants, (b) to exercise all the authority and discretion vested in the Underwriters and in you by the provisions of the Underwriting Agreement, (c) to take all such action as you in your discretion may deem necessary or advisable in order to carry out the provisions of the Underwriting Agreement and of this Agreement, and the sale and distribution of the Securities, and (d) to determine all matters relating to the public advertisement of the Securities. We will be bound by all terms of the Underwriting Agreement as executed. If there are two representatives, your authority may be exercised jointly or by either of you acting alone.

         As our share of the compensation for your services in connection with managing the offering and sale of the Securities hereunder, we will pay to you, and we authorize you to charge to our account on the Closing Date and on the Option Closing Date referred to in the Underwriting Agreement, $[_____] per Share in respect of the aggregate number of Firm Shares and Option Shares, respectively, and $[________] per Warrant in respect of the aggregate number of Firm


                                     -2AAU-

Warrants and Option Warrants, respectively which we shall agree to purchase pursuant to the Underwriting Agreement.

         2. PUBLIC OFFERING OF SECURITIES. The sale of the Securities to the public is to be made, as herein provided, as soon after the registration statement relating to the Securities becomes effective as in your judgment is advisable. The purchase price to be paid by the Underwriters for the Securities and the public offering price are to be determined by agreement between you and the Company. The Securities shall be first offered to the public at the public offering price as so determined. You will advise us by telegraph or telephone when the Securities shall be released for offering, when the registration statement relating to the Securities shall become effective and the price at which the Securities are to be offered. We agree not to sell any of the Securities until you have released them for that purpose. We authorize you, after the initial public offering, to change the public offering price, the concession and the reallowance if, in your sole discretion, such action becomes desirable by reason of changes in general market conditions or otherwise. As used herein, the terms "Registration Statement," "Preliminary Prospectus" and "Prospectus" shall have the meanings ascribed thereto in the Underwriting Agreement. The public offering price at the time in effect is herein called the "Offering Price." After notice from you that the Securities are released for public sale, we will offer to the public in conformity with the provisions hereof and with the terms of offering set forth in the Prospectus such of our Securities as you advise us are not reserved. We agree not to offer or sell any of the Securities to persons over whose accounts we exercise investment discretion without their specific advance consent.

         3. OFFERING TO DEALERS AND RETAIL SALES. We authorize you to reserve for offering and sale, and on our behalf to sell, to retail purchasers (such sales being herein called "Retail Sales") and to dealers selected by you (such dealers, among whom any Underwriter may be included, being herein called "Selected Dealers") all or any part of our Securities as you, in your sole discretion, shall determine. Such sales, if any, shall be made (a) in the case of Retail Sales, at the Offering Price, and (b) in the case of sales to Selected Dealers, at the Offering Price less such concession or concessions as you, in your sole discretion, shall determine. Except for such sales as are designated by a purchaser to be for the account of a particular Underwriter or Selected Dealer, any sales to Selected Dealers made for our account shall be as nearly as practicable in the ratio that the Common Stock reserved for our account for offering to Selected Dealers bears to the aggregate of all Common Stock of all Underwriters so reserved.

         You agree to notify us promptly on the date of the public offering as to the number of Securities, if any, which we may retain for direct sale by us. Prior to the termination of the provisions referred to in Section 13 hereof, you may reserve for offering and sale as hereinbefore provided any Securities theretofore retained by us remaining unsold and we may, with your consent, retain any Securities theretofore reserved by you remaining unsold.

         We agree that, from time to time prior to the termination of the provisions referred to in Section 13 hereof, we shall furnish to you such information as you request in order to determine the number of Securities purchased by us under the Underwriting Agreement which then remain unsold,


                                     -3AAU-
and we shall upon your request sell to you for the account of any Underwriter as many of such unsold Securities as you may designate at the Offering Price, less all or any part of the concession to Selected Dealers as you, in your sole discretion, shall determine. The provisions of Section 4 hereof shall not be applicable in respect of any such sale.

         We authorize you to determine the form and manner of any communications or agreements with Selected Dealers. In the event that there shall be any agreements with Selected Dealers, you are authorized to act as manager thereunder and we agree, in such event, to be governed by the terms and conditions of such agreements. The form of Selected Dealers Agreement attached hereto as Exhibit B is satisfactory to us.

         It is understood that any Selected Dealer to whom an offer may be made as hereinbefore provided shall be actually engaged in the investment banking or securities business and shall be either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not eligible for membership in the NASD nor registered as a broker or dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), who agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. Each Selected Dealer shall agree to comply with the provisions of Rule 2740 of the Conduct Rules of the NASD, and each foreign Selected Dealer who is not a member of the NASD also shall agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though it were a member of the NASD, with the provision of Rule 2730 and 2750 of such Rules and to comply with Rule 2420 thereof as that Section applies to a non-member foreign dealer. The several Underwriters may allow, and the Selected Dealers, if any, may re-allow, such concession or concessions as you may determine from time to time on sales of Securities to any qualified dealer, all subject to the Conduct Rules of the NASD.

         You, and any of the several Underwriters with your prior consent, may make purchases or sales of the Securities from or to any of the other Underwriters, at the Offering Price less all or any part of the gross spread, and from or to any of the Selected Dealers at the Offering Price less all or any part of the concession to Selected Dealers.

         Upon your request, we will advise you of the identity of any dealer to whom we allow such a discount and any Underwriter or Selected Dealer from whom we receive such a discount.

         4. REPURCHASES IN THE OPEN MARKET. Any Securities sold by us (other than through you) which shall be contracted for or purchased in the open market by you on behalf of any Underwriter or Underwriters shall be repurchased by us on demand at a price equal to the cost of such purchase plus commissions and taxes on redelivery. Any Securities delivered on such repurchase need not be evidenced by the identical Securities originally sold by us. In lieu of delivery of such Securities to us, you may sell such Securities in any manner for our account and charge us with the amount of any loss or expense or credit us with the amount of any profit, less any expense, resulting from such sale, or charge our account with an amount not in excess of the concession to Selected Dealers.


                                     -4AAU-

         5. DELIVERY AND PAYMENT. Upon your request, we shall deliver to you payment for the Securities to be purchased by us under the Underwriting Agreement in an amount equal to the Offering Price for such Securities less the concession to Selected Dealers. Such payment shall be made in such form and at such time and place as may be specified in such request, and we authorize you to make payment for such Securities against delivery thereof for our account hereunder. If we are a member of or clear through a member of The Depository Trust Company ("DTC"), you may, in your discretion, deliver our Securities through the facilities of DTC.

         In the event that the Underwriting Agreement provides for the payment of a commission or other compensation to the Underwriters, we authorize you to receive such commission or other compensation for our account. You shall remit to us, as promptly as practicable, the amounts received by you from Selected Dealers and retail purchasers as payment in respect of Securities sold by you for our account pursuant to Section 3 hereof for which payment has been received. Securities purchased by us under the Underwriting Agreement and not reserved or sold by you for our account pursuant to Section 3 hereof shall be delivered to us as promptly as practicable after receipt by you. Any Securities purchased by us and so reserved which remain unsold at any time prior to the settlement of accounts hereunder may, in your discretion, and shall, upon your request, be delivered to us, but, until termination of the Selected Dealer Agreements and of other selling arrangements, such delivery shall be for carrying purposes only. In case any Securities reserved for sale in Retail Sales or to Selected Dealers shall not be purchased and paid for in due course as contemplated hereby, we agree (a) to accept delivery when tendered by you of any Securities so reserved for our account and not so purchased and paid for, and
(b) in case we shall have received payment from you in respect of any such Securities, to reimburse you on demand for the full amount which you shall have paid us in respect of such Securities.

         In the event of our failure to tender payment for Securities as provided in the Underwriting Agreement, you shall have the right under the provisions thereof to arrange for other persons, who may include you and any other Underwriter, to purchase such Securities which we had agreed to purchase, but without relieving us from liability for our default.

         6. AUTHORITY TO BORROW. We authorize you (to the extent permitted by law) to advance your funds for our account (charging current interest rates) and as Representatives to arrange loans for our account or the account of the Underwriters for the purpose of carrying out this Agreement, and in connection therewith to execute and deliver any notes or other instruments and to hold or pledge as security therefor all or any part of our Securities or any securities purchased hereunder for our account. Any lender is hereby authorized to accept your instructions in all matters relating to such loans. Any part of our Securities or any securities purchased hereunder for our account, so held by you may be delivered to us for carrying purposes and, if so delivered, will be redelivered to you upon demand.

         7. ALLOCATION OF EXPENSES AND LIABILITY. We authorize you to charge our account with and we agree to pay (a) all transfer taxes on sales made by you for our account, except as herein


                                     -5AAU-
otherwise provided, and (b) our proportionate share (based on our Underwriting Obligation) of all expenses incurred by you in connection with the purchase, carrying, sale and distribution of the Securities and all other expenses arising under the terms of the Underwriting Agreement or this Agreement. Your determination of such expenses and your allocation thereof shall be final and conclusive. You may at any time make partial distributions of credit balances or call for payment of debit balances. Funds for our account at any time in your hands may be held in your general funds without accountability for interest. As soon as practicable after the termination of this Agreement, the net credit or debit balance in our account, after proper charge and credit for all interim payment and receipt, shall be paid to or paid by us, provided that you may establish such reserve as you, in your sole discretion, shall deem advisable to cover possible additional expenses chargeable to the several Underwriters. Notwithstanding any settlement, we will remain liable for any taxes on transfers for our account and for our proportionate share (based on our Underwriting Obligation) of all expenses and liabilities that may be incurred for the accounts of the Underwriters.

         8. LIABILITY FOR FUTURE CLAIMS. Neither any statement by you of any credit or debit balance in our account nor any reservation from distribution to cover possible additional expenses relating to the Securities shall constitute any representation by you as to the existence or non-existence of possible unforeseen expenses or liabilities of or charges against the several Underwriters. Notwithstanding the distribution of any net credit balance to us or the termination of this Agreement or both, we shall be and remain liable for, and will pay on demand, (a) our proportionate share (based on our Underwriting Obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters, or any of them, including any liability which may be incurred by or for the accounts of the Underwriters, or any of them, based on the claim that the Underwriters constitute an association, unincorporated business, partnership or any separate entity, and (b) any transfer taxes paid in settlement on account of any sale or transfer for our account.

         9. STABILIZATION AND OVER-ALLOTMENT. We authorize you (a) to make purchases and sales of Securities, or any securities comprising the Securities, in the open market or otherwise, for long or short account, and on such terms and at such prices as you, in your sole discretion, shall deem advisable, (b) in arranging for sales of the Securities, to over-allot, and (c) either before or after the termination of this Agreement, to cover any short position or liquidate any long position incurred pursuant to this Section 9, subject, however, to the applicable rules and regulations of the Securities and Exchange Commission (the "Commission") under the 1934 Act. All such purchases and sales and overallotments shall be made for the account of the several Underwriters as nearly as practicable in proportion to their respective Underwriting Obligations; provided, however, that our net position resulting from such purchases and sales and over-allotments shall not at the time of each such purchase or sale or over-allotment exceed, for either long or short account, 15% of the aggregate amount which we shall become obligated to pay in respect of the total number of Firm Securities and Option Securities purchased for our account. We agree to take up at cost on demand any Securities purchased for our account pursuant to this Section 9 and to deliver on demand any of such Securities so sold or any Securities over-allotted for our account pursuant to this Section 9. The provisions of this Section 9 do not constitute an assurance that the price of the Securities will be stabilized or that stabilization, if commenced, may not be discontinued at any time.


                                     -6AAU-

         If you effect any stabilizing purchase pursuant to this Section 9, you will promptly notify us of the date and time when the first stabilizing purchase was effected and the date and time when stabilizing was terminated pursuant to Rule 17a-2(c)(2) and (3) under the 1934 Act. You will file with the Commission such reports of and transfers made for the account of the Underwriters pursuant to this Section 9 as are required to be filed by you under applicable securities laws and regulations.

         We agree that stabilizing by us may be effected only with your consent. If we effect any stabilizing purchase described in this Section 9, we will, within three business days following such purchase, notify you of the price, date and time at which such stabilizing purchase or syndicate covering transaction was effected, and shall in addition notify you of the date and time when such stabilizing purchase or syndicate covering transaction was terminated pursuant to Rule 17a-2(d) under the 1934 Act. You shall maintain such notifications in a separate file for a period of not less than three years, the first two years in an easily accessible place.

         10. OPEN MARKET TRANSACTIONS. We agree that we will not make bids or offers, or make or induce purchases or sales for our own account or the accounts of customers, in the open market or otherwise, either before or after the purchase of the Securities and for either long or short account, of any Securities, or any securities comprising the Securities, except (i) as provided in this Agreement, the Underwriting Agreement and the Selected Dealer Agreement or otherwise approved by you and (ii) in brokerage transactions not involving solicitation of the customer's order. We further agree that we will not lend, either before or after the purchase of the Securities, to any customer, Underwriter, Selected Dealer or to any other securities broker or dealer any Securities. We will at all times comply with Regulation M under the 1934 Act and Rule 139 of the 1933 Act (hereinafter defined), each as interpreted by the Commission.

         11. BLUE SKY. Prior to the initial offering by the Underwriters, you will inform us as to the states and other jurisdictions under the respective securities or blue sky laws of which it is believed that the Securities have been qualified for sale or are exempt from such qualification, but you do not assume any responsibility or obligation as to the accuracy of such information or as to the right of any Underwriter or dealer to offer or sell the Securities in any state or other jurisdiction. You agree to file or cause to be filed, on behalf of the Underwriters, a Further State Notice in respect of the Securities under the laws of the State of New York, if necessary.

         12. DEFAULT BY UNDERWRITERS. Default by one or more Underwriters in respect of their obligations under the Underwriting Agreement shall not release us from any of our obligations or in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. In the event of such default by one or more Underwriters, you are authorized to increase, pro rata with the other non-defaulting Underwriters, the amount of Securities which we shall be obligated to purchase from the Company; provided, however, that the aggregate amount of all such increases for all non-defaulting Underwriters shall not exceed 10% of the Securities, and, if the aggregate amount of the Securities not taken up by such defaulting Underwriters exceeds such 10%, you are further authorized, but shall not be obligated, to arrange


                                     -7AAU-
for the purchase by other persons, who may include you and other non-defaulting Underwriters, of all or a portion of the Securities not taken up by such Underwriters. In the event any such increases or arrangements are made, the respective amounts of the Securities to be purchased by the non-defaulting Underwriters and by any such other person or persons shall be taken as the basis for the Underwriters' Obligations under this Agreement, but this shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default nor shall any such default relieve any other Underwriter of any of its obligations hereunder or under the Underwriting Agreement except as herein or therein provided.

         In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any Securities purchased by you for their respective accounts pursuant to Section 9 hereof, or to deliver any such Securities sold or over-allotted by you for their respective accounts pursuant to any provision of this Agreement, and to the extent that arrangements shall not have been made by you for other persons to assume the obligations of such defaulting Underwriter or Underwriters, each non-defaulting Underwriter shall assume its proportionate share of the aforesaid obligations of each such defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefor.

         13. TERMINATION. Section 2, the second paragraph and the first sentence of the third paragraph of Section 3, Section 4, the first sentence of Section 9 (other than clause (c) thereof) and Section 10 hereof will terminate at the close of business on the 30th calendar day after the effective date of the Registration Statement, unless extended or sooner terminated as hereinafter provided. You may extend such provisions, or any of them, for a period not to exceed 30 additional calendar days by notice to us to such effect. You may terminate any of such provisions at any time by notice to us, and you may terminate all such provisions at any time by notice to us to the effect that the offering provisions of this Agreement are terminated. No termination or suspension pursuant to this Section shall affect your authority under Section 9 to cover any short position under this Agreement. All other provisions of this Agreement shall survive the termination of such provisions and shall remain operative and in full force and effect.

         14. GENERAL POSITION OF THE REPRESENTATIVES. In taking action under this Agreement, you shall act only as agent of the several Underwriters. Your authority shall include the taking of such action as you may deem advisable in respect of all matters pertaining to any and all offers and sales of the Securities, including the right to make any modifications which you consider necessary or desirable in the arrangements with Selected Dealers or others. You shall be under no liability for or in respect of the value of the Securities or the validity or the form thereof, the Registration Statement, the Prospectus or agreements or other instruments executed by the Company or others; or for or in respect of the delivery of the Securities; or for the performance by the Company or others of any agreement on its or their part; nor shall you, as representative or otherwise, be liable under any of the provisions hereof or for any matters connected herewith, except for want of good faith, and except for any liability arising under the Securities Act of 1933, as amended (the "1933 Act"); and only obligations expressly assumed by you as Representative herein shall be implied from this Agreement. In representing the Underwriters hereunder, you shall act as the Representatives of each


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

of them respectively. Nothing herein contained shall constitute the several Underwriters partners with you or with each other, or render any Underwriter liable for the commitments of any other Underwriter, except as otherwise provided in Section 12 hereof and in Section 8 of the Underwriting Agreement. If the Underwriters shall be deemed to constitute a partnership for Federal income tax purposes, it is the intent of each Underwriter to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended. Each Underwriter elects to be so excluded and agrees not to take any position inconsistent with such election. Each Underwriter authorizes you, in your discretion, to execute and file on behalf of the Underwriters such evidence of election as may be required by the Internal Revenue Service. The commitments and liabilities of each of the several Underwriters are several in accordance with their respective Underwriting Obligations and are not joint. Notwithstanding any settlement of accounts under this Agreement, we agree to pay our underwriting proportion of the amount of any tax, claim, demand or liability which may be asserted against and discharged by the Underwriters, or any of them, based on the claim that the Underwriters, or any of them, constitute a partnership, association, or separate entity, and also to pay our underwriting proportion of expenses approved by you incurred by the Underwriters, or any of them, in contesting any such taxes, claims, demands or liabilities.

         15. ACKNOWLEDGMENT OF RECEIPT OF REGISTRATION STATEMENT, ETC. We hereby confirm that we have examined the Registration Statement relating to the Securities as heretofore filed by the Company with the Commission and each amendment thereto, if any, filed through the date hereof, including any documents filed under the 1934 Act through the date hereof and incorporated by reference into the Prospectus, that we are willing to be named as an underwriter therein and to accept the responsibilities of an underwriter thereunder, and that we are willing to proceed as therein contemplated. We confirm that we have authorized you to advise the Company on our behalf (a) as to the statements to be included in any Preliminary Prospectus and in the Prospectus under the heading "Underwriting" insofar as they relate to us, and (b) that there is no other information about us required to be stated in the Registration Statement or Prospectus. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any further amendments or supplements to the Registration Statement, of any document filed under the 1934 Act after the effective date of the Registration Statement and before termination of the offering of the Securities by the Underwriters if such document is deemed to be incorporated by reference into the Prospectus and of any amended or supplemented Prospectus promptly, if and when received by you, but the making of such changes, amendments and supplements shall not release us or affect our obligations hereunder or under the Underwriting Agreement.

         16. (a) INDEMNITY. We agree to indemnify and hold harmless each other Underwriter (including you) and any person who controls any such Underwriter within the meaning of Section 15 of the 1933 Act, to the extent that, and upon the terms on which, we agree to indemnify and hold harmless the Company and other specified persons as set forth in the Underwriting Agreement. Our indemnity agreement contained in this Section 16 shall remain in full force and effect regardless of any investigation made by or on behalf of such other Underwriter or controlling person and shall survive the delivery of any payment for the Securities and the termination of this Agreement and the similar agreements entered into with the other Underwriters.


                                     -9AAU-

                  (b) CLAIMS AGAINST UNDERWRITERS. Each Underwriter (including you) will pay, upon your request, as contribution, its proportionate share, based upon its Underwriting Obligation, of any loss, claim, damage or liability, joint or several, paid or incurred by any Underwriter (including you) to any person other than an Underwriter, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus or any other selling or advertising material approved by you for use by the Underwriters in connection with the sale of the Securities, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with written information furnished to the Company through you by or on behalf of an Underwriter expressly for use therein) or relating to any transaction contemplated by this Agreement; and will pay such proportionate share of any legal or other expense reasonably incurred by you or with your consent in connection with investigating or defending against any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of our obligation under this paragraph, appropriate adjustment may be made by you to reflect any amounts received by any one or more Underwriters in respect of such claim from the Company pursuant to Section 8 of the Underwriting Agreement or otherwise. There shall be credited against any amount paid or payable by us pursuant to this paragraph any loss, claim, damage, liability or expense which is incurred by us as a result of any such claims asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this paragraph, appropriate provision shall be made to effect such credit, by refund or otherwise. If any such claim is asserted, you may take such action in connection therewith as you deem necessary or desirable, including retention of counsel for the Underwriters, and in your discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by you shall be included in the amounts payable pursuant to this paragraph. In determining amounts payable pursuant to this paragraph, any loss, claim, damage, liability or expense incurred by any person who controls any Underwriter within the meaning of
Section 15 of the 1933 Act which has been incurred by reason of such control relationship shall be deemed to have been incurred by such Underwriter. Any Underwriter may elect to retain, at its own expense, its own counsel. You may settle or consent to the settlement of any such claim on advice of counsel retained by you. Whenever you receive notice of the assertion of any claim to which the provisions of this paragraph would be applicable, you will give prompt notice thereof to each Underwriter. If any Underwriter or Underwriters default in its or their obligation to make any payments under this paragraph, each non-defaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon the proportion such non-defaulting Underwriter's Underwriting Obligation bears to the Underwriting Obligations of all non-defaulting Underwriters. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

         17. CAPITAL REQUIREMENTS. We confirm that the incurrence by us of our obligations under this Agreement and under the Underwriting Agreement will not place us in violation of the net capital requirements of Rule 15c3-1 under the 1934 Act or of any applicable rules relating to capital


                                     -10AAU-
requirements of any securities exchange to which we are subject and agree to purchase the Securities that we are obligated to purchase hereunder and under the Underwriting Agreement.

         18. UNDERTAKING TO MAIL PROSPECTUSES. We represent to you that we have taken all action on our part required to have been taken to satisfy the policy set forth in Release No. 4968 of the Commission under the 1933 Act, including the distribution in the manner and at or prior to the time set forth in such Release, of copies of the Preliminary Prospectus relating to the Securities (or, if you have so requested, copies of any revised Preliminary Prospectus) to all persons to whom we expect to mail confirmation of sale.

         As contemplated by Rule 15c2-8 under the 1934 Act, you agree to mail a copy of the Prospectus mentioned in the Underwriting Agreement to any person making a written request therefor during the period referred to in said Rule, the mailing to be made to the address given in the request. We confirm that we have delivered all Preliminary Prospectuses and revised Preliminary Prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all Prospectuses required to be delivered thereunder. We have kept (and will provide a copy to you upon your request) an accurate record of the distribution (including dates, number of copies and persons to whom sent) by us of the Preliminary Prospectus and revised Preliminary Prospectuses, if any. We acknowledge that the copies of the Preliminary Prospectus furnished to us have been distributed to dealers who have been notified of the foregoing requirements pertaining to the delivery of Preliminary Prospectuses and Prospectuses. You have heretofore delivered to us such number of copies of Preliminary Prospectuses as have been reasonably requested by us, receipt of which is hereby acknowledged, and will deliver such number of copies of Prospectuses as will be reasonably requested by us.

         19. MISCELLANEOUS. Any notice hereunder from you to us or from us to you shall be deemed to have been duly given if sent by registered mail, telegram or teletype, to us at our address as set forth in our Underwriters' Questionnaire previously delivered to you (the answers in which you may rely upon), or to you at the address of Security Capital Trading, Inc., 520 Madison Avenue, 10th Floor, New York, New York 10022, Attention: Syndicate Department.

         We understand that you are a member in good standing of the NASD. We hereby confirm that we are actually engaged in the investment banking or securities business and are either (i) a member in good standing of the NASD or
(ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not eligible for membership in the NASD nor registered as a broker or dealer under the 1934 Act who agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein (except that we may participate in sales to Selected Dealers and others under Section 3 of this Agreement). We understand that any registration statement relating to a public offering of the securities noted in the "Shares Eligible for Future Sale" section of the Prospectus where NASD members participate in any underwritten offering or transaction that takes securities "off the shelf" is responsible for ensuring that a timely filing is made with the Corporate Financing Department of the NASD of the documents required to be filed under Rules 2710 and 2720 of the


                                     -11AAU-

NASD Conduct Rules. We hereby agree to comply with the provisions of Rule 2740 of the Conduct Rules of the NASD, and, if we are a foreign dealer and not a member of the NASD, we also hereby agree to comply with the NASD's Interpretation with respect to free-riding and withholding and to comply, as though we were a member of the NASD, with Rules 2730 and 2750 of such Rules, and to comply with Rule 2420 thereof as that Rule applies to a non-member foreign dealer. We authorize you to file on our behalf with the NASD such documents and information, if any, which are available or have been furnished to you for filing pursuant to applicable rules, statements and interpretations of the NASD. In connection with sales and offers to sell Securities made by us outside the United States, its territories and possessions (i) we will either furnish to each person to whom any such sale or offer is made a copy of the then current Preliminary Prospectus or the Prospectus, as the case may be, or inform such person that such Preliminary Prospectus or Prospectus will be available upon request, and (ii) we will furnish to each person to whom any such sale or offer is made such prospectus, advertisement or other offering document containing information relating to the Securities or the Company as may be required under the law of the jurisdiction in which such sale or offer is made. Any prospectus, advertisement or other offering document furnished by us to any person in accordance with the preceding sentence and any such additional offering material as we may furnish to any person (x) shall comply in all respects with the law of the jurisdiction in which it is furnished, (y) shall be prepared and so furnished at our sole risk and expense, and (z) shall not contain information relating to the Securities or the Company which is inconsistent in any respect with the information contained in the then current Preliminary Prospectus or in the Prospectus, as the case may be.

         We understand that it is our responsibility to examine the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus and the material, if any, incorporated by reference therein, and we will familiarize ourselves with the terms of the Securities and the other terms of the offering which are to be reflected in the Prospectus. You are authorized, with the approval of counsel for the Underwriters, to approve on our behalf any amendments or supplements to the Registration Statement or the Prospectus.

         We confirm that the information that we have given or are deemed to have given in response to the Underwriters' Questionnaire attached as Exhibit C hereto (which information has been furnished to the Company for use in the Registration Statement or the Prospectus) is correct. We will notify you immediately if any development occurs before the termination of this Agreement as to the offering which makes untrue or incomplete any information that we have given or are deemed to have given in response to the Underwriters' Questionnaire.

         Unless we have promptly notified you in writing otherwise, our name as it should appear in the Prospectus and our address are as set forth on the signature page hereof.

         We agree that if we are advised by you that the Company was not, immediately prior to the filing of the Registration Statement, subject to the requirements of Section 13(a) or 15(d) of the 1934 Act, we will not, without your consent, sell any of the Securities to an account over which we exercise discretionary authority.


                                     -12AAU-

         We will not advertise over our name until after the first public advertisement made by you and then only at our own expense and risk. We authorize you to exercise complete discretion and regard to the first public advertisement.

         In accordance with 1933 Act Release No. 4968, we will deliver copies of each Preliminary Prospectus to all our salesmen before they offer Securities to their clients, and we will deliver a Preliminary Prospectus to all persons to whom we expect to mail confirmations of sales not less than 48 hours prior to the time we expect to mail such confirmations.

         This instrument may be signed by or on behalf of the Underwriters in various counterparts which together shall constitute one and the same agreement among all the Underwriters and shall become effective at such time as all the Underwriters shall have signed or have had signed on their behalf such counterparts and you shall have confirmed all such counterparts. You may confirm such counterparts by facsimile signature.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

                                  Very truly yours,



                                  _____________________________________________
                                  Name of Firm

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  Address:______________________________________
                                          ______________________________________
                                          ______________________________________


                                     -13AAU-

Confirmed as of the date first above written:

SECURITY CAPITAL TRADING, INC.
As Representative

By:
   -------------------------------------------
     Authorized Officer



FIRST EQUITY CORPORATION OF FLORIDA
As Representative

By:
   -------------------------------------------
     Authorized Officer

                                     -14AAU-

                                                                     EXHIBIT B

                        1,500,000 SHARES OF COMMON STOCK
                                       AND
              1,500,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS**

             (to be sold initially as units, each unit consisting of
                          one share of Common Stock and
                  one Redeemable Common Stock Purchase Warrant)

                         GALACTICOMM TECHNOLOGIES, INC.

                           SELECTED DEALERS AGREEMENT
                                                                 Miami, Florida
                                                         [______________], 1998

Dear Sirs:

         We have delivered to you a Prospectus relating to the offering Galacticomm Technologies, Inc., a Florida corporation (the "Company"), of the number of shares of the Company's Common Stock, par value $.0001 (the "Shares") and of the Company's Redeemable Common Stock Purchase Warrants (the "Warrants") therein stated (the "Securities"). The undersigned and the other underwriters (the "Underwriters") have severally agreed to purchase the Securities, subject to the conditions specified in the Underwriting Agreement (the "Underwriting Agreement") referred to in the Prospectus. The Securities are being sold initially as a unit, each unit consisting of one Share and one Warrant, and will be detachable and separately transferable immediately following the completion of the offering.

         Subject to the terms and conditions specified herein and to the modification, withdrawal or cancellation of the offering without notice, and subject to the terms and conditions of the Underwriting Agreement, one or more of the Underwriters, acting through us, as representative, are severally offering to certain dealers (the "Dealers") (included among whom may be any or all of the Underwriters, their partners and subsidiaries) who are members of the National Association of Securities Dealers, Inc. (the "NASD") or foreign dealers registered under the Securities Exchange

--------
** Plus options to purchase a maximum of 225,000 additional Shares of Common Stock and/or 225,000 additional Redeemable Common Stock Purchase Warrants from the Company, solely to cover over-allotments.

Act of 1934, as amended (the "Exchange Act"), who shall agree in making sales of the Securities in the United States to conform to the Conduct Rules of the NASD, or, if not so registered, shall agree not to reoffer, resell or deliver the Securities in the United States, its territories or possessions or to persons who they have reason to believe are citizens thereof or residents therein, unless they comply with the NASD's Interpretation with Respect to Free-Riding and Withholding and comply, as though they were a member of the NASD, with the provisions of Rules 2730, 2740 and 2750 of the NASD and with Rule 2420 thereof as that section applies to a non-member foreign dealer, the opportunity to purchase Shares at $[_________] per Share and $[________] per Warrant (the "public offering price") less a concession to Dealers in the amount set forth in the Prospectus under "Underwriting." This offer is extended to you only on behalf of such of the Underwriters as may lawfully sell Securities to Dealers in your State.

         The offering to Dealers may be on the basis of a reservation of Securities or an allotment against subscriptions. We shall advise you by telegram or letter of the method and terms of the offering. Acceptance of any reserved Securities, which must be sent by telegraph or in writing to us, received by the time specified therefor in the offering telegram or letter, and any application for additional Securities, will be subject to rejection as a whole or in part. The subscription books for the offering to Dealers may be closed by us at any time without notice and we reserve the right to reject any subscription as a whole or in part. All subscriptions will be received subject to prior sale.

         Immediately upon receipt of the aforementioned telegram or letter, you may reoffer the Securities purchased by you hereunder, subject to their receipt and acceptance by the Underwriters, and upon the other terms and conditions set forth herein and in the Prospectus. Securities purchased hereunder or pursuant to the following sentence are to be offered to the public at the public offering price, except that an amount not exceeding the amount set forth in the Prospectus under "Underwriting" per Share and per Warrant may be allowed to any member of the NASD (or to foreign dealers who are not eligible for such membership but who agree to conform to the Conduct Rules of the NASD in making sales to purchasers in the United States), acting as principal or as buyer's agent, if such allowance is to be retained and not reallowed in whole or in part. With our consent or after the books in respect of the offering to Dealers have been closed, Dealers who are parties to this Agreement and Underwriters may deal in Securities with each other at the public offering price less an amount not exceeding the concession to Dealers. After the Securities are released for sale to the public, we are authorized to vary the public offering price and other selling terms.

         The Securities confirmed to you are to be paid for at the public offering price less the concession to Dealers at the offices of Security Capital Trading, Inc. at 520 Madison Avenue, 10th Floor, New York, New York 10022, prior to 9:00 A.M., Miami, Florida time, on the Closing Date, as defined in the Underwriting Agreement, by certified or official bank check payable in New York Clearing House funds to our order against delivery of such Securities. Dealers not located in Miami should arrange to have a Miami bank or correspondent accept delivery of, and pay for, the Securities


                                      2SDA
which they agree to purchase and should advise us immediately of the name of such bank or correspondent.

         In order to facilitate distribution of the Securities, we, for the accounts of the Underwriters, during the term of the agreement among the Underwriters, may, within the limits specified in such agreement, make purchases and sales of Securities or any securities comprising the Securities (but are without obligation to do so) in the open market or otherwise, for long or short account, at such prices, in such amounts and in such manner as we may determine, and, in arranging for the sale of Securities to Dealers, may overallot for the accounts of the Underwriters, and may make purchases for the purposes of covering such overallotments. This is not assurance that the price of Securities will be stabilized or that stabilization, if commenced, will not be discontinued at any time.

         Your acceptance hereof shall constitute an obligation on your part to purchase, upon the terms and conditions specified herein, the Securities confirmed to you in respect hereof and to observe all of the terms and conditions hereof. You agree that in reoffering the Securities you will comply with all applicable requirements of the Securities Act of 1933, as amended, of the Exchange Act, and of all applicable rules and regulations under the federal securities laws and Rules of the NASD. If you fail to pay for the Securities confirmed to you or fail to perform any of your other obligations hereunder, we may, in our discretion and without demand, notice or legal proceedings, and in addition to any and all remedies otherwise available to us and to the other several Underwriters, (a) terminate any right or interest on your part hereunder, and (b) at any time and from time to time sell, without notice to you, any Securities then held for your account at public or private sale at such price or prices and upon such terms and conditions as we may deem fair, and apply the net proceeds so realized, as determined by us, toward payment of any obligations in respect of which you are in default, and, notwithstanding any action taken under (a) or (b) above, or both, you shall remain liable to the Underwriters, severally, to the extent of their respective interests, or at our election, to us for the respective accounts of the several Underwriters to a like extent, for all loss and expense resulting from your default. At any such sale or sales, any of the Underwriters may for its or their own account or for the account of any other person become the purchaser of any Securities so sold, free from any right or interest on your part in such Securities. A default by one or more Dealers shall not release you from any obligation hereunder.

         You agree that until termination of this Agreement you will advise us, from time to time upon request, as to the number of Securities confirmed to you hereunder which then remain unsold; and you further agree that, until termination of this Agreement, you will upon our request sell to us for the account of one or more of the Underwriters such number of such unsold Securities as we may specify (in order to enable us to deliver Securities sold by or for the account of one or more of the several Underwriters) at the public offering price or, if agreeable to you, at the public offering price less an amount not in excess of the concession to Dealers.

         As representatives of the Underwriters, we shall have full authority to take such action as we may deem advisable in respect to all matters pertaining to the offering or arising hereunder. You are not authorized (a) by the Company or by any of the Underwriters to give any information or to make


                                      3SDA
any representations in connection with the offering or sale of the Securities other than those contained in the Prospectus or (b) to act as agent for the Company or for any of the Underwriters when offering the Securities to the public or otherwise. Nothing contained herein shall constitute the Dealers as an association or partnership with the Underwriters, with us or with each other, or an unincorporated business or other separate entity.

         We will advise you on request of the jurisdictions under the Blue Sky or securities laws of which counsel for the Underwriters have advised us that the Securities have been qualified for public offering and sale, or are exempt from qualification. We shall, however, be under no responsibility whatsoever to any Dealer with respect to the right of such Dealer to sell the Securities in any jurisdiction.

         We have undertaken and undertake to mail copies of the Prospectus upon receipt of written request to the addresses stated in such requests. You confirm that you have undertaken and undertake to do the same with regard to the delivery of such copies to your associated persons and to other persons.

         You agree to distribute, or cause us to distribute, a Preliminary Prospectus to all persons reasonably expected to be purchasers of Securities from you at least 48 hours prior to the time you expect to mail confirmation.

         Neither we nor any Underwriter shall be under any liability (except for our own want of good faith) for or in respect of the validity or value of, or title to, any of the Securities, or any of the securities comprising the Securities, the form of, or the statements contained in, or the validity of, the Prospectus or any amendment or supplement thereto, or any other instruments executed by or on behalf of the Company or others, the form or validity of the Underwriting Agreement, the agreement among the Underwriters or this Agreement, the delivery of the Securities, or any of the securities comprising the Securities, the performance by the Company or others of any agreement on its or their part or any matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve us or any Underwriter from any liability imposed by federal securities laws.

         You confirm that you are familiar with the Interpretation of the Board of Governors of the NASD with respect to Free-Riding and Withholding, and you agree that you will comply with such Interpretation in offering and selling Securities to the public.

         You further represent that neither you nor any of your directors, officers, partners or "persons associated with" you (as defined in the By-Laws of the NASD), nor, to your knowledge any "related person" (as defined by the NASD in Rule 2710 and the Corporate Financing Rules of the NASD) have participated or intend to participate in any transaction or dealing as to which documents or information are required to be filed with the NASD pursuant to such Rules and as to which such documents or information have not been so filed as required.


                                      4SDA

         All communications from you should be addressed to Security Capital Trading, Inc. at 520 Madison Avenue, 10th Floor, New York, New York 10022,
Attention: Syndicate Department. Any notice from us to you shall be deemed to have been duly authorized by the Underwriters and to have been duly given if mailed or telegraphed to you at the address to which this letter is addressed.

         This Agreement shall terminate simultaneously with termination of the agreement among the Underwriters, but it may be terminated by us at any time theretofore without notice. Upon termination of this Agreement, all authorizations, rights and obligations hereunder shall cease, except rights and obligations accrued or unsatisfied at the date of termination. Notwithstanding termination of this Agreement, you shall be liable for your proper proportion of any transfer tax or other liability which may be asserted against us or any of the Underwriters or Dealers purchasing Securities hereunder, based upon the claim that the Dealers, or any of them, constitute a partnership, an association, an unincorporated business or other separate entity.

         If, before the termination of this Agreement, we shall purchase, or contract to purchase, for the accounts of the Underwriters, in the open market or otherwise, any Securities delivered to you pursuant hereto, you shall repay to us, for the accounts of the Underwriters, the concession to Dealers with respect to such Securities, and all brokerage commissions and transfer taxes paid in connection with such purchase or contract to purchase.

         Please confirm your agreement to abide by and conform to all the terms and conditions of this Agreement by signing and returning at once the duplicate copy enclosed herewith.

                                  Yours very truly,

                                  SECURITY CAPITAL TRADING, INC.

                                  Representative of the Underwriters

                                  By:
                                     -------------------------------------------
                                     Name:______________________________________
                                     Title:_____________________________________


                                  FIRST EQUITY CORPORATION OF FLORIDA

                                  Representative of the Underwriters

                                  By:
                                     -------------------------------------------
                                     Name:  William R. Fusselmann
                                     Title: Senior Vice President

Please execute Confirmation on next page.


                                      5SDA

                                  CONFIRMATION

Security Capital Trading, Inc.
520 Madison Avenue, 10th Floor
New York, New York 10022

First Equity Corporation of Florida
444 Brickell Avenue
Suite P6
Miami, Florida  33131

Dear Sirs:

         We hereby confirm our agreement to purchase _____________________ of the Shares and _______________ of the Warrants to which the foregoing Selected Dealers Agreement relates, subject to your acceptance or rejection as a whole or in part in case of a subscription or application in excess of any reservation, and acknowledge that such purchase and the purchase of additional Shares and Warrants, if any, prior to the termination of the Selected Dealers Agreement, are subject to all the applicable terms and conditions thereof. We agree to abide by and conform to the Selected Dealers Agreement and to your offering telegram or letter referred to therein, and to take up and pay for such Securities as therein provided. We acknowledge receipt of the Prospectus relating to the Securities and we hereby confirm that in entering into the Selected Dealers Agreement and in offering the Securities we have relied and will rely upon the Prospectus and on no other statements whatsoever, written or oral. We have made a record of our distribution of Preliminary Prospectuses and, when furnished with copies of any revised Preliminary Prospectus, we have, upon your request, promptly forwarded copies thereof to each person to whom we had theretofore caused to be distributed Preliminary Prospectuses. We confirm that we have complied and will comply with all of the requirements of Rule 15c2-8 of the Securities Exchange Act of 1934. We further confirm that we are a member in good standing of the National Association of Securities Dealers, Inc. and agree to comply with all applicable rules of the NASD, including, without limitation, Rules 2730, 2740 and 2750 of the NASD Conduct Rules, or, if we are not such a member, that (i) we are a foreign dealer registered under the Securities Exchange Act of 1934, as amended, and hereby agree that in making sales of Securities in the United States we will conform to the Conduct Rules of said Association, or (ii) if not so registered, we hereby agree not to reoffer, resell or deliver Securities in the United States, its territories or possessions or to any person who we have reason to believe is a citizen thereof or resident therein, unless we comply with the NASD's Interpretation with Respect to Free-Riding and Withholding and comply, as though we were a member of the NASD, with the provisions of Rules 2730, 2740 and 2750 of the NASD Conduct Rules and with Section 2420 thereof as that section applies to a non-member foreign dealer. We further confirm our understanding that any registration statement relating to a public offering of the securities noted in the "Shares Eligible for Future Sale" section of the Prospectus where NASD members participate in any underwritten


                                      6SDA
offering or transaction that takes securities "off the shelf" is responsible for ensuring that a timely filing is made with the Corporate Financing Department of the NASD of the documents required to be filed under Rules 2710 and 2720 of the NASD Conduct Rules.

                                       _________________________________________
                                                  (Name of Dealer)



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       _________________________________________
                                       (Address)


                                       _________________________________________
                                       (City and State)

Dated:______________________, 1998


                                      7SDA

                                    EXHIBIT C

                           UNDERWRITERS' QUESTIONNAIRE

         In connection with the Offering to which the foregoing Agreement Among Underwriters dated ________________, 1998 between Security Capital Trading, Inc., First Equity Corporation of Florida and the Underwriter executing the same relates, except as otherwise disclosed to the Representative(s) in writing, such Underwriter advises the Representative(s) as follows and authorizes the Representative(s) to use the information furnished in response to this Underwriters' Questionnaire in the Registration Statement relating to the
Securities:

                  (a) Neither such Underwriter nor any of its directors, officers or partners, individually or as a part of a "group" (as that term is used in Section 13(d)(3) of the 1934 Act), (i) has a "material" relationship (as defined in Rule 405 under the 1933 Act) with the Company or any other seller of Securities or securities of the Company in the Offering or (ii) is a director, officer or holder (of record or beneficially, determined in accordance with Rule 13d-3 under the 1934
         Act) of 5% or more of any class of voting securities of the Company or any other seller of Securities or Company securities in the Offering, or (iii) other than as may be stated in the Registration Statement, has any knowledge that more than 5% of any class of voting securities of the Company is held or is to be held subject to any voting trust or similar agreement;

                  (b) With reference to the Interpretation of the Board of Governors of the NASD with respect to the Review of Corporate Financing, neither such Underwriter nor any of its "related persons" (as defined by the NASD) (i) has purchased or otherwise acquired from the Company any warrants, options or other securities of the Company within 18 months prior to the date that the Registration Statement was initially filed or subsequent to that date, and there are no existing arrangements for any such purchase or (ii) has had any dealings with the Company (except those with respect to the Underwriting Agreement) or any "affiliate" of the Company (as defined in Rule 405 under the 1933 Act) as to which documents or other information are required to be furnished to the NASD pursuant to such Interpretation;

                  (c) Neither such Underwriter or any of its "related persons" (as defined by the NASD) is an "affiliate" of the Company as that term is defined in Rule 2720(b) of the Conduct Rules of the NASD or has a "conflict of interest" with the Company under Rule 2720 of such Rules or under Rule 2710 of the NASD's Conduct Rules;

                  (d) Other than as may be stated in the Registration Statement, a copy of which has been examined by us, any Prospectus, the Agreement Among Underwriters, or the Underwriting Agreement, such Underwriter does not know of any arrangements made or to be made for limiting or restricting the sale of the Securities, for withholding commissions or otherwise to hold each Underwriter or dealer responsible for the distribution of their participation in the Securities, or for discounts or commissions, including any cash,


                                       1UQ
         securities, contract or other consideration to be received by any dealer in connection with the sale of the Securities, or of any intention to over-allot the Securities or to stabilize the price of any security to facilitate the offering of the Securities.

                  (e) [Intentionally omitted].

                  (f) [Intentionally omitted].

                  (g) If the Registration Statement is on Form S-1 (or equivalent Small Business form), such Underwriter has not prepared or had prepared for it within the past 12 months any engineering, management or similar report or memorandum relating to the broad aspects of the business, operations or products of the Company except for reports solely comprising recommendations to buy, sell or hold the Company's securities, unless such recommendations have changed within the past six months;

                  (h) If the Registration Statement is on either Form S-2 or Form S-3 (or equivalent Small Business form), such Underwriter has not prepared any report or memorandum for external use by it or by the Company in connection with the Offering;

                  (i) If the Company does not have any securities registered under Section 12 of the Exchange Act and is not subject to Section 15(d) of the 1934 Act, such Underwriter does not intend to confirm sales of the Securities to any accounts over which it exercises discretionary authority;

                  (j) Such Underwriter's proposed commitment to purchase Securities will not result in a violation by it of the financial responsibility requirements of Rule 15c3-1 under the 1934 Act and is not prohibited or restricted by any action of the Commission, the NASD or of any national securities exchange applicable to such Underwriter;

                  (k) Such Underwriter is familiar with the rules, regulations and releases of the Commission dealing with the dissemination of information prior to and during registration and has not distributed nor will it distribute any written information outside of its organization relating to the Company or its securities other than in accordance with such rules, regulations and releases;

                  (l) If the Company is a "public utility" such Underwriter is not a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or of a "public utility," each as defined in the Public Utility Holding Company Act of 1935, as amended;

                  (m) There is not now pending or threatened against any Underwriter any action or proceeding of which it has been advised, either in any court of competent jurisdiction, before the Commission or any state securities commission concerning its activities as a broker or dealer, nor has it been named as a "cause" in any such action or proceeding, which,


                                       2UQ
         if determined adversely to such Underwriter, would have a material adverse effect on such Underwriter; and

                  (n) With respect to information about each Underwriter contained in the Registration Statement furnished to the Company by or on behalf of any Underwriter, the information therein is correct and is not misleading as it relates to such Underwriter.

         All capitalized items in this Questionnaire not otherwise defined herein are used as defined in the foregoing Agreement Among Underwriters.

___________________, 1998

                                        Very truly yours,



                                        ________________________________________
                                        (Name of Firm)



                                        By:
                                          --------------------------------------
                                          Name:_________________________________
                                          Title:________________________________


                                       3UQ